Exhibit 10.1

AMENDMENT TO THE

INVESTMENT MANAGEMENT TRUST
AGREEMENT

This Amendment No. 4 (this “Amendment”), dated as of November 8, 2024, to the Investment Management Trust Agreement (as defined below) is made by and between Mountain & Co. I Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of November 4, 2021 (as amended by Amendment No. 1 dated February 6, 2023, Amendment No. 2 dated September 14, 2023, and Amendment No. 3 dated March 8, 2024, the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at an Extraordinary General Meeting of the Company held on November 8, 2024 (the “Extraordinary General Meeting”), the Company’s shareholders approved (i) a proposal to amend, by way of special resolution, the Company’s Amended and Restated Memorandum and Articles of Association to change the date (the “Termination Date”) by which the Company has to consummate a business combination (the “Articles Extension”) from November 9, 2024 (the “Second Extended Termination Date”) to May 9, 2025 (or such earlier date as determined by the Company’s board of directors, or “Board”) (the “Third Extended Termination Date”); and (ii) a proposal to amend the Trust Agreement to allow the Articles Extension; and

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Underwriter, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and, in the case of Exhibit B, less up to $100,000 of interest income to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the later of (i) May 9, 2025 (or such earlier date as determined by the Board), and (ii) such later date as may be approved by the Members in accordance with the Articles (in any case, such date being referred to as the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses) shall be distributed to the Public Shareholders of record as of the Last Date; provided, however, that in the event the Trustee receives a Termination Letter in the form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the Last Date, the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders.”

2. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

3. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

4. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

5. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

MOUNTAIN & CO. I ACQUISITION CORP.

/s/ Cornelius Boersch
Name:	Cornelius Boersch
Title:	Director

[Signature Page to Trust Agreement Amendment]

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